                                                                   Exhibit 10.19

                                TABLE OF CONTENTS

                                                                            Page

1.   Terms and Definitions .................................................   1
2.   Uses ..................................................................   2
3.   Rent ..................................................................   2
4.   Deposit ...............................................................   3
5.   Utilities .............................................................   3
6.   Building Services .....................................................   4
7.   Insurance: Indemnity ..................................................   4
8.   Waiver of Subrogation .................................................   5
9.   Repairs ...............................................................   5
10.  Tenant's Property .....................................................   5
11.  Alterations by Tenant .................................................   5
12.  Assignment: Subletting ................................................   6
13.  Liens .................................................................   6
14.  Relocation ............................................................   6
15.  Casualty ..............................................................   7
16.  Condemnation ..........................................................   7
17.  Construction Conditions ...............................................   7
18.  Occupancy: Lease Commencement Date ....................................   8
19.  Rules and Regulations .................................................   9
20.  Parking ...............................................................   9
21.  Access ................................................................   9
22.  Signs .................................................................   9
23.  Tenant's Default ......................................................  10
24.  Quiet Enjoyment .......................................................  11
25.  Inability to Perform. .................................................  11
26.  Hold Over Tenancy .....................................................  11
27.  Amendment: Waiver .....................................................  11
28.  Notices ...............................................................  11
29.  Schedules: Exhibits ...................................................  12
30.  Limitation of Landlord's Liability ....................................  12
31.  Landlord's Reserved Rights ............................................  12
32.  Estoppel Certificate ..................................................  12
33.  Accord and Satisfaction ...............................................  13
34.  Severability ..........................................................  13
35.  Subordination .........................................................  13
36.  Default Interest ......................................................  13
37.  Time ..................................................................  13
38.  Applicable Law ........................................................  13
39.  Broker Indemnification ................................................  13
40.  Binding Effect: Gender ................................................  13
41.  Radon Gas .............................................................  14
     Signature Page ........................................................  14

Schedule 1 -  Estimated Operating Costs
Schedule 2 -  Utility Services (provided to the Leased Premises)
Schedule 3 -  Building Services, Rules and Regulations
Exhibit  A -  Leased Premises
Exhibit  B -  Floor Plan
Exhibit  C -  Scope of Work

                                      LEASE

      This Lease is made between Dynacs Engineering Company Inc. ("Tenant") and Dynacs Properties, Inc. ("Landlord"), as of the 1st day of January, 1999.

1. TERMS AND DEFINITIONS

      A. "Leased Premises" shall mean suite 2.2 on the first floor, suite 4 on the second floor, suite 10, 11, and 12 on the third floor, collectively referred to herein as suite 300, as described in "Exhibit A" attached hereto and made a part hereof.

      B. "Building" shall mean the building located at 35111 U.S. Hwy 19 North, Palm Harbor, Florida 34684.

      C. "Project" shall mean that parcel of land with all of the improvements thereon identified by its tax number
            31/27/16/00000/420/0310, and more commonly known by its street address given in 1. B. above.

      D. "Tenant's Square Footage" shall mean approximately 6,312 rentable square feet; "Total Square Footage" shall mean approximately 30,330 square feet.

      E. "Lease Commencement Date" shall mean January 1, 1999, which may be adjusted pursuant to Paragraph 18 below; "Lease Termination Date" shall mean December 31, 2003; "Lease Term" shall mean the period between the Lease Commencement Date and the Lease Termination Date.

      F. "Base Rent" shall mean the following for each successive lease year, plus applicable sales tax:

            Lease Year        Annual Base Rent        Monthly Base Rent
            1                 $  96,258                $ 8,021/mo. +tax
            2                 $ 100,108                $ 8,342/mo. +tax
            3                 $ 104,112                $ 8,676/mo..+tax
            4                 $ 108,277                $ 9,023/mo. +tax
            5                 $ 112,608                $ 9,384/mo. +tax

      G. "Estimated Operating Costs" shall mean $5.92 per square foot of Total Square Footage per year, subject to adjustment pursuant to Paragraph 3 below; "Operating Cost Stop" shall mean actual operating expenses for calendar year 1999 "Tenant's Pro Rata Share" shall mean 20.81%.

      H.    "Deposit" shall be $A.

      I.    "Floor Plan" see "Exhibit B"

      J.    "Scope of work" see "Exhibit C"

      K. "Improvement Allowance" D.P.I. borrowed $75,000 which was used by Dynacs Engineering Company Inc. for the build out of their space. The principal and interest on this loan is to be paid by Dynacs Engineering Company Inc. to D.P.I. monthly, in addition to this lease, until paid in full.

      L.    "Permitted Purpose" shall mean general office uses.

      M.    "Authorized Number of Parking Spaces" shall mean 20 spaces.

      N. "Managing Agent" shall mean Dynacs Properties, Inc., whose address is 35111 U.S. Highway 19

            North, Suite 302, Palm Harbor, Florida 34684.

      0.    "Broker of Record" shall mean By Owner.

2. USES. Tenant shall use the Leased Premises for the Permitted Purpose only and for no other purpose. Tenant shall comply with the provisions of all recorded covenants, conditions and restrictions and all building, zoning, fire and other governmental laws, ordinances, regulations or rules applicable to the Lease Premises and all requirements of the carriers of insurance covering the Project. Tenant shall not do or permit anything to be done in or about the Lease Premises, or bring or keep anything in the Lease Premises that may increase Landlord's fire and extended coverage insurance premium; damage the Building or the Project; constitute waste; or be a nuisance, public or private, or menace or other disturbance to tenants of adjoining premises or anyone else.

3.    RENT

      A. Payment of Rent. Tenant shall pay any sales tax imposed on rentals as an additional part of Base Rent. All charges, costs and sums required to be paid by Tenant under this Lease in addition to Base Rent and Tenant's Pro Rate Share of any Excess Operating Costs shall be considered additional rent. Base Rent, Tenant's Pro Rata Share of any Excess Operating Costs and additional rent are referred to collectively in this Lease as "Rent". Rent shall be payable without demand, notice, offset for deduction, except as otherwise specifically stated in this Lease. All Rent due under this Lease shall be paid by checks payable to the order of Dynacs Properties, Inc., which checks shall be mailed or delivered at the office of the Managing Agent, or in such other manner or at such other place as Landlord may from time to time designate in a written notice to Tenant. Base Rent will be prorated for partial months or years within the Term. Tenant's covenant to pay Rent shall be independent of every other covenant in this Lease. Tenant shall pay a late charge of $50 with each late payment of Rent.

      B. Excess Operating Costs. Tenant shall pay Tenant's Pro Rata Share of any Excess Operating Costs as follows:

            (1) "Operating Costs" shall mean all expenses relating to the Leased Premises, the Building or the Project, including but not limited to: real estate taxes and assessments; gross rents, sales, use, business, corporation, franchise or other taxes (except income taxes); utilities not separately paid by tenants; insurance premiums and (to the extent used) deductibles; maintenance repairs and replacements; refurbishing, redecorating and repainting; cleaning, janitorial and other services; equipment, tools, materials and supplies; air conditioning, heating and elevator services; property management; security; employees and contractors; resurfacing and restriping of walks, drives and parking areas; signs, directories and markers; landscaping; and rubbish removal.

                  Operating Costs shall not include expenses attributable to any tenant under a net lease or similar arrangement, nor shall operating costs include expenses for legal services, income tax accounting, interest, depreciation, general corporate overhead, or capital improvements, except to the extent that any such expense reduces any item of Operating Costs (in which case, the amount of such reduction, as determined by Landlord, shall be included in Operating Costs each year until such expense is recouped) or is required by any governmental or other authority having or asserting jurisdiction over the Project (in which case, the amount of such expense attributable to each year, as determined by Landlord, shall be included in Operating Costs each year until such expense is recouped).

                  If the building occupancy is less that 95% during any portion of any year, the components of Operating Costs which vary upon the occupancy level of the building shall be increased to the amount that would have been paid or incurred had the building been occupied to 95% at all times during such year and such increases shall be included in Operating Costs for such year.

            (2) Tenant shall pay, in equal monthly installments, Tenant's Pro Rata Share of any Excess Operating Costs for each calendar year which falls (in whole or in part) during the Lease Term (prorated for any partial calendar year at the beginning or end of the Lease Term). For the purposes of this Paragraph, "Excess Operating Costs" shall mean any excess of Estimated Operating Costs multiplied by Total Square Footage over the Operating Cost Stop multiplied by the Total Square Footage.
                  Schedule 1 attached hereto and made a part hereof sets forth Landlord's good faith determination of Estimated Operating Costs for the calendar year in which the Lease Commencement Date falls. Annually or from time to time, based on actual and projected Operating Costs data, Landlord may adjust Estimated Operating Costs upward or downward and may revise Schedule 1 accordingly. All monthly installments are due 15 days after notice to Tenant of a revised Schedule 1 and shall be in equal amounts sufficient to result in the unpaid balance of Tenant's Pro Rata Share of any Excess Operating Costs (as adjusted) being paid in full by the end of each calendar year. The estimate set forth in Schedule 1 or any revision thereof shall not be binding upon Landlord, and shall not limit in any way Tenant's obligation to pay Tenant's Pro Rata Share of any Excess Operating Costs (as may be adjusted pursuant to this Subparagraph), or to pay any year-end settlement of actual Operating Costs pursuant to Subparagraph (3) below.

            (3) By April 15 of each year, Landlord shall compute the actual Operating Costs for the prior calendar year, and shall give notice thereof to Tenant. Within 30 days after such notice, Tenant shall pay any deficiency in Tenant's Pro Rata Share of any Excess Operating costs for the prior calendar year (prorated for any partial calendar year at the beginning or end of the lease Term). For purposes of this Paragraph, "Excess Operating Costs" shall mean any excess of actual Operating Costs for any calendar year over the Operating Costs Stop multiplied by the Total Square Footage. In the event of overpayment by Tenant, Landlord shall apply the overpayment to the Tenant's future rents until such overpayment by Tenant is exhausted (or until no further payments of Rent are due, in which case, Landlord shall pay to Tenant the balance of such excess within 30 days thereafter).

            (4) The obligations of Tenant to pay any deficiency in Tenant's Pro Rata Share of Excess Operating Costs provided for in this Paragraph 3, shall expressly survive the expiration or termination of this Lease. Tenant shall pay any deficiency in Tenant's Pro Rata Share of Excess Operating Costs owed to Landlord within fifteen (15) days after the date of Landlord's statement for the calendar year in which this Lease expires or terminates.

            (5) Notwithstanding anything herein to the contrary, Tenant's Pro Rata Share of Excess Operating Costs, excluding such as are attributable to real estate taxes or insurance, shall not increase by more than five (5%) percent per annum.

4. DEPOSIT. Tenant has paid to Landlord the Deposit as security for performance of Tenant's obligations. In the event Tenant fully complies with all the terms and conditions of this Lease, but not otherwise, the Deposit shall be refunded to Tenant, without interest (except as may be required by law), upon expiration of this Lease. Landlord may, but is not obligated to, apply all or a portion of the Deposit to cure any default hereunder, and Tenant shall pay on demand the amount necessary to restore the Deposit in full.

5. UTILITIES. Landlord shall provide to the Leased Premises the Utility Services listed on Schedule 2 attached hereto and made a part hereof ("Utility Services"). The cost of Utility Service shall be part of

      Operating Costs. However, if Tenant, in Landlord's reasonable judgment, makes unusual or excessive Utility Services demand, Landlord may, at Tenant's sole expense, install a separate utility meter and make additional charges according to applicable utility rates, which Tenant shall pay to Landlord on demand. Also, separate additional charges may be made to Tenant, if demands where such services are not separately metered. In any event, Landlord shall not be liable, nor shall Rent be abated, because of any interruption or cessation of Utility Services, unless such interruption or cessation results from Landlord's negligence or misconduct. A particular Tenant's lease may require a Tenant to pay for all or some of the Utility Services provided to its leased premises.
      Schedule 2 attached to this Lease identifies those Utility Services which the Tenant shall pay separate and above the base rent and Excess Operating Cost and shall take precedent over inconsistent language contained herein.

6. BUILDING SERVICES. Landlord agrees to maintain all parking and exterior areas, which maintenance shall include lighting, landscaping, cleaning and painting. Landlord shall maintain and repair the exterior of the Building and its structural portions and roof. In addition, Landlord shall provide all of the building services described in Schedule 2 attached hereto and made a part hereof (all of the services described in this Paragraph 6 and Schedule 2 shall be referred to sometimes as "Building Services"). The cost of Building Services shall be part of Operating Costs. In any event, Landlord shall not be liable, nor shall Rent be abated, because of any interruption or cessation of Building Services.

7.    INSURANCE: INDEMNITY.

      A. Landlord's Insurance. Landlord may, but shall not be obligated to, procure and maintain such insurance with respect to the Building and/or the Project as Landlord may determine in its sole discretion to be appropriate, including but not limited to: fire insurance with extended coverage endorsements in the amount of the full insurable value of the Building and the Project; comprehensive public liability insurance for personal injury or death, property damage and other loss; rent abatement insurance; and such other insurance as may be maintained from time to time by first class building owners and managers in the general area. The cost of insurance shall be part of Operating Costs.

      B. Tenant's Insurance. Tenant shall, at its own expense, procure and maintain throughout the Lease Term:

            (1) Comprehensive public liability insurance with respect to the Leased Premises and Tenant's activities therein and thereabout, insuring against liability for personal injury or death, property damage or other loss, with deductibles of not more than $1,000 and in amounts no less than;

                  (a) $1,000,000 with respect to personal injury or death to any one person;

                  (b) $5,000,000 with respect to personal injury or death arising out of any one occurrence;

                  (c) $1,000,000 with respect to property damage or other loss arising out of any one occurrence.

            (2) Worker's compensation insurance in at least the statutory amounts.

                  Tenant's insurance shall be with a Best's A+ rated company (or A rated, if Class XIII or larger). Landlord and Landlord's mortgagee, if any, shall be named as additional insured under Tenant's insurance, and such insurance shall be primary and non-contributing with any insurance carried by Landlord. Tenant's insurance policies shall contain endorsements requiring 30 days notice prior to termination or any reduction in amount of coverage. Tenant shall deliver to Landlord as a condition precedent to its taking occupancy of the Leased Premises (but not to its obligation to pay Rent) a certificate or certificates evidencing such insurance. Tenant shall deliver certificates evidencing such insurance upon annual policy renewals during each year of the Lease Term or as may be reasonably requested by Landlord.

      C. Indemnification. Tenant hereby indemnifies and agrees to save harmless Landlord, its officers, directors, employees and agents from and against all claims, actions, fines, damages, liability, cost and expense, including reasonable attorney's fees excluding those arising from Landlord's negligence or misconduct, that arise from, or are in connection with, the possession, use, occupancy, or control of the Leased Premises, or any portion thereof, or as a result of any breach by Tenant, its agents, employees, officers, contractors, licensees or invitees of the terms or covenants of this Lease or any other acts or omissions of Tenant, its agents, employees, officers, contractors, licensees or invitees. Tenant shall, at its own cost and expense, defend any and all actions, suits, and proceedings which may be brought against Landlord with respect to the foregoing, excluding those arising from Landlord's negligence or misconduct.

      D. Waiver. Tenant, as a material part of the consideration to be rendered to Landlord, hereby waives all claims against Landlord for personal injury or death, property damage or other loss to Tenant, its agents, employees, officers, contractors, licensees, invitees or third persons in or about the Leased Premises from any cause arising at any time.

8. WAIVER OF SUBROGATION. Tenant and Landlord release each other and waive any right of recovery against each other for loss or damage to their respective property, which occurs in or about the Lease Premises (whether due to the negligence of either party, their agents, employees, officers, contractors, licensees, invites or otherwise), to the extent that such loss or damage is reimbursed by insurance proceeds. Tenant and Landlord agree that all policies of insurance obtained by either of them in connection with the Leased Premises shall contain appropriate waiver of subornation clauses.

9. REPAIRS. Tenant agrees to maintain in a neat, clean and sanitary condition, and keep in good repair, the interior of the Leased Premises, but Tenant shall not be responsible for Building Services provided by Landlord. Tenant maintenance and repair shall be at the sole cost of Tenant and shall include, but not be limited to, the maintenance and repair of floor coverings, ceilings and walls, front and rear doors, and all glass on the Leased Premises. If Tenant fails to maintain or keep the Leased Premises in good repair and such failure continues for 5 days after written notice from Landlord, Landlord may perform any such required maintenance and repairs and the costs thereof shall be Rent payable by Tenant within 10 days of receipt of any invoice from Landlord.

10. TENANT'S PROPERTY. Furnishings, trade fixtures and equipment installed by Tenant shall be the property of Tenant subject to Paragraph 24 below. On expiration of this Lease, if there is then no Event of Default (as defined in Paragraph 23 below), Tenant may remove any such property and shall repair the Leased Premises to the same condition as when the lease Term commenced, ordinary wear and tear excepted, or reimburse Landlord for the cost of so repairing the Leased Premises. If Tenant fails to remove such property as required under this Lease, Landlord may do so and keep and use or dispose of the same in its sole discretion without any liability to Tenant on account thereof, and further may charge the cost of any such removal, storage or disposition to Tenant.

11. ALTERATIONS BY TENANT. Tenant may make such additional alterations or improvements to the Leased Premises which it may deem necessary or desirable, but only with Landlord's prior written approval. Any such alterations or improvements by Tenant shall be done, at Tenant's expense, by a licensed contractor approved by Landlord in conformity with plans and specifications approved by Landlord. If requested by Landlord,

      Tenant or Tenant's contractor will post a bond or other security reasonably satisfactory to Landlord to protect Landlord against liens arising from work performed by Tenant. All work performed shall be done in a good and workmanlike manner and with materials (where not specifically described in the specifications) of the quality and appearance comparable to those in the Building, and shall become the property of Landlord. At Landlord's option, Tenant shall contract with Landlord for the construction of such alterations or improvements, but only if Landlord's price for such work is not excessive.

12.   ASSIGNMENT: SUBLETTING

      A. Consent. Tenant shall not, directly or indirectly, assign or sublet under this Lease or any part thereof, or permit all or any part of the Leased Premises to be used or occupied by another, without first obtaining the written consent of Landlord. Any mortgage, pledge or assignment of this Lease, or if Tenant is a corporation, any transfer or this Lease from Tenant by merger, consolidation, reorganizations or liquidation shall constitute an assignment for the purposes of this Paragraph. Any assignment or subletting made without Landlord's prior written consent shall be voidable by Landlord, if such consent was not unreasonably withheld. Any consent by Landlord, unless specifically stated therein, shall not relieve Tenant from its obligations under this Lease.

      B. Conditions for Consent. Landlord may withhold its consent to any assignment or subletting on any reasonable basis. Without limiting the generality of the foregoing, Landlord shall be deemed to be reasonable in withholding its consent to any assignment or subletting, if such assignment or subletting would be:

                   To any party, whether or not said party is then a lessee of the Project, at a time when occupancy is (as of the commencement date of such assignment or subletting) less than 90% of Total Square Footage, if Landlord has or will have during the ensuing six months suitable space for rent in the Project; or

       C. Sub-Lease Rentals. The Tenant shall remain obligated to the Landlord for the full amount of the lease and additional rents provided herein, in the event the Tenant assigns or sublets a portion or all of the Leased Premises.

      D. Termination. Within 20 days after receipt of any request by Tenant for consent to any assignment or subletting, Landlord may elect, by written notice to Tenant, to terminate this Lease without cause as to that part of the Leased Premises subject to the proposed assignment or subletting, effective as of the commencement date of the proposed assignment or subletting.

13. LIENS. Tenant shall keep the Leased Premises, the Building and the Project free from liens arising out of any work performed, materials furnished or obligations incurred by or for Tenant. If at any time a lien or encumbrance is filed against the Leased Premises, the Building or the Project as a result of Tenant's work, materials or obligations, Tenant shall promptly discharge said lien or encumbrance, and if said lien or encumbrance has not been removed within 15 days from the date it is filed, Tenant agrees to transfer said lien to a bond in accordance with Florida law and to pay all cost and attorney's fees associated with the transfer of the lien to a bond and the defense of any action arising therefrom. This paragraph does not apply to work done by the Landlord for the improvement of Tenant's space.

14. RELOCATION. Landlord shall have the right at any time, notwithstanding anything contained herein to the contrary, to relocate at Landlord's expense the Leased Premises on any floor of the Building or elsewhere in the Project, provided that Tenant's Square Footage shall not be substantially reduced and the new premises are reasonably acceptable to Tenant. Rent shall be changed because of the relocation of the Leased Premises, notwithstanding any change in Tenant's Square Footage. Should Landlord give Tenant written notice of the relocation of the Leased

      Premises after Tenant has commenced or completed the approved installation of partitioning or other improvements, Landlord shall furnish Tenant with similar partitioning or other improvements of equal quality. The relocation of the Leased Premises shall not affect any of the other clauses or conditions of this Lease.

15. CASUALTY. If the Lease Premises are destroyed or damaged by fire, earthquake or other casualty, then Landlord may, at Landlord's option, proceed with reasonable diligence to rebuild and restore the Leased Premises, provided that within 60 days after such destruction or damage Landlord shall in writing notify Tenant of Landlord's intention to do so, and during the period of such rebuilding and restoration, this Lease shall remain in full force and effect, and Base Rent and Tenant's Pro Rata Share of any Excess Operating Costs shall be abated in the same ratio as the square footage in the portion of the leased Premises rendered untenantable, if any, shall bear to Tenant's Square Footage, if Landlord shall reasonably determine that such destruction or damage, it shall so notify Tenant within 60 days after occurrence of such destruction or damage. In such event, either Landlord or Tenant may within 20 days after such notice, terminate this Lease. If neither party terminates this Lease during such 20-day period, this Lease shall remain in effect and Landlord shall diligently proceed to rebuild and restore the Leased Premises, and Base Rent and Tenant's Pro Rata Share of any Excess Operating Costs shall abate as set forth above.

16. CONDEMNATION. If all or any part of the Lease Premises shall be taken under power of eminent domain or like power, or sold under imminent threat thereof to any public authority or private entity having such power, this Lease shall terminate as to the part of the Leased Premises so taken or sold, effective as of the date possession is required to be delivered to such authority or entity. Rent for the remaining Lease Term shall be reduced in the proportion that Tenant's Square Footage is reduced by the taking. If a partial taking or sale of the Leased Premises, the Building or the Project

            (i) substantially reduces Tenant's Square Footage resulting in a substantial inability of Tenant to use the Leased Premises for the Permitted Purpose, or

            (ii) renders the Building or the Project commercially unviable to Landlord (in Landlord's sole opinion), Tenant in the case of
                  (i), or Landlord in the case of (ii), may terminate this Lease by notice to the other party within 30 days after the terminating party receives written notice of the portion to be taken or sold, such termination to be effective 180 days after notice thereof, or when the portion is taken or sold, whichever is sooner. All condemnation awards and similar payments shall be paid and belong to Landlord, except any amounts awarded or paid specifically for Tenant's trade fixtures and relocation costs (provided such awards do not reduce Landlord's award). Without limiting the generality of the foregoing, leasehold interest shall be paid and belong to Landlord, and Tenant shall execute any assignment or other documentation requested by Landlord to effectuate such award or payment.

17.   CONSTRUCTION CONDITIONS

      A. Improvements. Landlord shall improve the Leased Premises in accordance with Floor Plan attached hereto and made a part hereof as "Exhibit B" the Scope of Work attached hereto and made a part hereof as "Exhibit C". Landlord shall bear the expenses associated with improving the Leased Premises, including, but not limited to, architecture fees, engineering fees and construction expenses, but only to the extent such expenses do not exceed the Improvement Allowance specified in Paragraph 1.

      B. Plans and Scope of Work. The Floor Plan and Scope of Work attached hereto as Exhibits "B" and "C", respectively, shall be used by Landlord to design all mechanical and electrical systems required for construction of the work covered thereby. The architectural, mechanical and electrical plans for the Leased Premises shall be submitted by Landlord to Tenant, and Tenant shall have three (3) business days to approve such plans in writing. The Improvement Allowance includes the cost of one (1) set of preliminary plans, one (1) revision, and one (1) set of final plans prepared by Landlord's architects and engineers. Tenant shall bear the cost of any other plans and design services. Where applicable, Tenant shall select paint colors, carpet and other matters so as not to delay progress of the work.

      C. Conduct of Work. Tenant and Landlord have agreed upon the Floor Plan an Scope of Work attached hereto as Exhibits "B" and "C", respectively. A list of the expenses associated with improving the Leased Premises in accordance with the Floor Plan and Scope of Work is included in "Exhibit C", Scope of Work. If the total amount of such expenses exceeds the Improvement Allowance specified in Paragraph 1, Tenant shall be responsible for payment of the difference between the total amount of such expenses and the Improvement Allowance. Tenant shall pay any such amount to Landlord within 10 days of Landlord's request. Landlord will not commence with construction until any such amount is paid by Tenant. Tenant's failure to pay its share of the improvement expenses by the date specified herein shall not in any manner defer the Lease Commencement Date or Tenant's Commencement Date, and under such circumstances Landlord agrees to make the Leased Premises ready for Tenant's occupancy not later than the Lease Commencement Date plus the number of days after the date specified herein that Tenant actually pays Landlord for Tenant's share of the improvement expenses.

      D. Changes. If Tenant, after approving the final plans and specifications, shall request any changes to such plans and specifications, the Tenant shall be responsible for any costs incurred as a result of such changes. Landlord shall advise Tenant of the estimated cost and time delay resulting from such changes prior to performing any work thereon. Any delay in completing the Leased Premises caused by such changes or prospective changes shall not in any manner affect the Lease Commencement Date, and under such circumstances, Landlord agrees to make the Leased Premises ready for Tenant's occupancy not later than the Lease Commencement Date plus the number of days delay resulting from Tenant's said change or prospective changes.

      E. Tenant's Special Requirements. Any delay in completing the Leased Premises caused by any special or custom equipment, materials, or finishes specified by Tenant shall not in any manner defer the Leased Commencement Date or Tenant's liability for the payment of Rent from the Lease Commencement Date, and under such circumstances Landlord agrees to make the Leased Premises ready for Tenant's occupancy not later than the Lease Commencement Date plus the number of days delay resulting from said special or custom equipment, materials and finishes.

      F. Risk of Loss. Landlord shall bear the risk of loss to the Leased Premises until the Lease Commencement Date, but has no obligation to insure against such loss. Tenant shall not exercise any control over or interfere with the persons performing construction activities on the Leased Premises or the Project, and Tenant, its agents, officers, employees, contractors, licensees, and invites shall not have any claim against Landlord for any personal injury or death, property damage or other loss arising during or from construction activities or conditions.

      G. Representations. Landlord makes no representations or warranties as to the sufficiency of the Leased Premises for the Permitted Purpose, or to meet the requirements of Tenant's Square Footage is a stipulated amount based on Landlord's method of determining Total Square Footage for rental purposes, and may not reflect the actual amount of floor space available for Tenant's use.

18.   OCCUPANCY: LEASE COMMENCEMENT DATE

      A. Occupancy Date. The Leased Premises shall be ready for occupancy on such date that the improvements to the Leased Premises are substantially completed in accordance with Paragraph 17 above, subject only to items which will not materially affect the use of the Leased Premises for the Permitted Purpose. Except for delays caused by Tenant, if the Leased Premises are not ready for occupancy by the scheduled Lease Commencement Date, then the Lease Commencement Date shall be extended to the date 5 days after the Landlord notify Tenant that the Leased Premises are ready for occupancy. If Landlord fails to cause the Leased Premises or any portion thereof to be ready for occupancy at the time of the scheduled Lease Commencement Date,

            (i) neither Landlord nor Landlord's agents, officers, employees, or contractors shall be liable for any damage, loss, liability or expense caused thereby,

            (ii) nor shall this Lease become void or voidable (unless such failure continues for more than 60 days, in which case Tenant may, upon 20 days' written notice to Landlord, terminate this Lease).

      B. Tenant Acceptance. Prior to occupying the Leased Premises, Tenant shall execute and deliver to Landlord a letter, in form and substance satisfactory to Landlord in its sole discretion, acknowledging the Lease Commencement Date and certifying that the improvements to the Leased Premises have been completed and that Tenant has examined and accepted Leased Premises. Tenant hereby authorizes any agent or employee who receives the keys to the Leased Premises on behalf of Tenant to execute and deliver such letter in Tenant's name. If Tenant fails to deliver such letter, Tenant shall conclusively be deemed to have made such acknowledgment and certification by occupying the Leased Premises.

19. RULES AND REGULATIONS. Tenant covenants that Tenant, its agents, officers, employees, contractors, licensees and invites will at all times observe, perform and abide by all the general rules and regulations promulgated by Landlord from time to time and communicated in writing to Tenant. Schedule 3 attached hereto and made a part hereof sets forth Landlord's rules and regulations in effect on the date hereof.

20. PARKING. Tenant shall have the nonexclusive privilege to use up to the Authorized Number of Parking Spaces in common with other tenants of Landlord, but only in general areas reasonably designated by Landlord and pursuant to the rules and regulations relating to parking adopted by Landlord from time to time. Tenant agrees not to overburden the parking facilities and agrees to cooperate with Landlord and other tenants in the use of parking facilities. Landlord reserves the right in its sole discretion to determine whether parking facilities are becoming crowded, and in such event, to allocate specific parking spaces among Tenant and other tenants or to take such other steps necessary to correct such condition, including but not limited to policing and towing, and if Tenant, its agents, officers, employees, contractors, licensees or invites are deemed by Landlord to be contributing to such condition, to charge to Tenant as Rent that portion of the cost thereof which Landlord reasonably determines to be caused thereby. Landlord may, in its sole discretion, change the location and the nature of the parking spaces available to Tenant, provided that after such change, there shall be available to Tenant the same number of spaces available before the change.

21. ACCESS. Tenant shall permit Landlord to enter the Leased Premises at reasonable time for the purpose of inspecting, altering and repairing the Leased Premises or the Building and of ascertaining compliance by Tenant with the provisions of this Lease. Landlord also may show the Leased Premises to prospective purchasers or renters at reasonable times and upon reasonable notice, provided that Landlord shall not unreasonably interfere with Tenant's business operations.

22. SIGNS. No signs or symbols shall be placed in doors or windows or elsewhere in or about the Leased Premises, or upon any part of the building, including building directories, without the written approval of the

      Landlord. Upon expiration or termination of this Lease, all signs installed by Tenant shall be removed and any damage resulting therefrom shall be promptly repaired, or such removal and repair may be done by Landlord and the cost thereof charged to Tenant as rent hereunder. Uniform signage shall be provided by the Landlord at no charge to the Tenant and shall be placed on the lobby directory and at the main entrance to each individual Tenant space.

23.   TENANT'S DEFAULT.

      A. Event of Default. It shall be an "Event of Default" if (i) Tenant shall fail to pay any monthly installment of Base Rent or of Tenant's Pro Rata Share of any Excess Operating Costs, or any other Rent within ten (10) days of when due, although no legal or formal demand has been made thereof; (ii) Tenant shall violate or fail to perform any other conditions, covenants or agreements herein made by Tenant, and such violation or failure shall continue for a period of 15 days after written notice thereof to Tenant by Landlord; (iii) Tenant shall make a general assignment for the benefit of its creditors or shall file a petition for bankruptcy or other reorganization, liquidation, dissolution or similar relief; (iv) a proceeding is filed against Tenant seeking any relief mentioned in
            (iii) above; (v) a trustee, receiver or liquidator shall be appointed for Tenant or a substantial part of its property; (vi) Tenant shall vacate or abandon the Leased Premises (an absence of substantial activity by Tenant in the Leased Premises for more than 7 days to constitute such abandonment); or (vii) Tenant shall mortgage, assign or otherwise encumber its leasehold interest.

      B. Landlord's Remedies. If an Event of Default occurs, this Lease shall, at the option of Landlord, cease and terminate and notice thereof shall operate as a notice to quit--any further notice to quit, or of Landlord's intention to reenter, being hereby expressly waived--and Landlord may proceed to recover possession by such proceedings or methods, including but not limited to reentry and possession, as may be available under applicable law. If Landlord elects to terminate the Lease, the obligations herein contained on the part of Landlord to be performed shall cease without prejudice, and the right of Landlord to recover from Tenant all Rent accrued up to the time of termination or recovery of possession by Landlord, whichever is later, shall continue. Whether or not this Lease is so terminated, Landlord may remove Tenant from and may relet the Leased Premises (or any portion(s) thereof) for such rent and upon such terms as Landlord is able to obtain (which may be for lower or higher rent, and for a shorter or longer term), and Tenant shall be liable for all damages sustained by Landlord, including but not limited to any deficiency in Rent for the duration of the Lease Term (or for the period of time which would have remained in the Lease term in the absence of any termination), leasing fees, reasonable attorney's fees, other marketing and collection costs and all expenses of placing the Leased Premises in first class rentable condition.

      C. Damages. Any damage or loss sustained by Landlord may be recovered by Landlord, at Landlord's option, (a) at the time of the reletting;
            (b) in separate actions, from time to time, as said damage shall have been made more easily ascertainable by successive reletting (or by defaults under successive reletting); (c) at the expiration date of the Lease Term (or which would have been the expiration date in the absence of any termination, in which event the cause of action shall not be deemed to have accrued until said expiration date; or
            (d) if Landlord is unable to relet the Leased Premises within 60 days after termination immediately pay, as liquidated damages and not as a penalty, all Rent then due and the present value (discounted at 10%) of all Rent which would have become due (based on Base Rent and Tenant's Pro Rata Share of any Excess Operating Costs payable at the time of such election) for the period of time which would have remained in the Lease Term in the absence of any termination reduced by any amounts recovered by Landlord from leasing or subleasing the Leased Premises. The provisions contained in this Paragraph 23 shall be in addition to, and shall not prevent the enforcement of, any claim Landlord, may have against Tenant for anticipatory breach of the unexpired term of this Lease. All rights and remedies of Landlord under Landlord under this Lease shall be cumulative and shall not be exclusive of any rights and remedies provided to Landlord under applicable law.

24. QUIET ENJOYMENT. If and so long as Tenant pays all Rent and keeps and performs each and every term, covenant and condition herein contained on the part of Tenant to be kept and performed, Tenant shall quietly enjoy the Leased premises without hindrance by Landlord subject to the terms, covenants and conditions of this Lease and of any Superior Instruments (as defined in Paragraph 35 below).

25.   INABILITY TO PERFORM.

      A. The obligation of the Tenant to pay rent and perform all of the terms, covenants and conditions on the part of the Tenant to be performed hereunder shall in no way be affected, impaired or excused because Landlord, due to Unavoidable Delay (as defined in Paragraph 25.B below), is unable to (i) fulfill any of its obligations under this Lease, or (ii) provide or is delayed in providing any service, equipment or fixtures expressly or implied to be provided, or (iii) make or is delayed in making any repairs, replacements, additions, alterations or decorations. Landlord shall in each instance exercise reasonable diligence to effect performance when and as soon as possible. However, Landlord shall be under no obligation to pay overtime labor rates.

      B. "Unavoidable Delay" shall mean any and all delay beyond Landlord's reasonable control, including without limitation, delays caused by:
            Tenant; governmental restrictions, regulations, controls, preemptions or delays; orders of civil, military or naval authorities; strikes, labor disputes, lockouts, shortages of labor or materials, or inability to obtain materials or reasonable substitutes therefor; defaults of any building or construction contractors or subcontractors; Acts of God; fire, earthquake, floods, explosions or other casualty; extreme weather conditions or other actions of the elements; enemy, civil commotion, riot or insurrection.

26. HOLD OVER TENANCY. If Tenant shall hold over after the expiration of the Lease Term, at Landlord's option, Tenant may be deemed to be occupying the Leased Premises as a Tenant from month to month, which tenancy may be terminated by one month's notice. During such tenancy, Tenant agrees to pay to Landlord, monthly, in advance, Rent in an amount equal to 150% of the monthly installment of Base Rent and of Tenant's Pro Rate Share of any Excess Operating Costs which was payable on the last day of the Lease Term, unless a different rate is agreed upon, and to be bound by all of the terms, covenants and conditions herein specified. If Landlord relets the Leased Premises (or any portion(s) thereof) to a new lessee and the terms of such new lease commences during the period for which tenant holds over, Landlord shall be entitled to recover from Tenant any and all costs, legal expenses, attorneys' fees, damages, loss of profits or any other expenses incurred by Landlord as a result of Tenant's failure or inability to deliver possession of the Leased Premises to Landlord when required under this Lease.

27. AMENDMENT: WAIVER. This Lease constitutes the entire agreement between the parties. This Lease shall not be amended or modified except in writing signed by both parties. Failure to exercise any right in one or more instances shall not be construed as a waiver of the right to strict performance as an amendment to this Lease.

28. NOTICES. All notices and approvals to be given by one party to the other party under this Lease shall be given in writing, mailed or delivered as follows:

            A.    To Landlord at: Dynacs Properties, Inc.
                                  c/o Lentz & Fair P.A.
                                  Suite 302
                                  35111 U.S. Hwy 19 North
                                  Palm Harbor, FL 34684
            or to such other person or persons or at such other address or addresses designated by notice to Tenant.

            B.    To Tenant at: Dynacs Engineering Company, Inc.
                                Suite 300
                                35111 U.S. Hwy. 19 North
                                Palm Harbor, Fl. 34684

            Notices shall be delivered by hand or by United States certified mail, postage prepaid, return receipt requested. Notices shall be considered to have been given upon personal delivery to the addressee or upon posting in the United States mails as required herein. Either party may change its address for notice purposes by giving notice thereof to the other party; provided, however, that no such change of address notice shall be deemed to be effective until actually received by the addressee.

29. SCHEDULES: EXHIBITS. All schedules, exhibits and typewritten riders, if any, attaches or added hereto are incorporated into and made part of this Lease by reference and the terms thereof shall control over inconsistent provisions in the paragraphs of this Lease.

30. LIMITATION OF LANDLORD'S LIABILITY. The obligations of the Landlord under this Lease do not constitute personal obligations of Landlord or the individual trustee, partners, shareholders, directors, officers, employees or agents of Landlord, and Tenant shall look solely to Landlord's interest in the Leased Premises, and to no other assets of Landlord, for satisfaction of any liability in respect of this Lease, and will not seek recourse against the individual trustees, partners, shareholders, directors, officers, employees or agents of Landlord or any of their personal assets for such satisfaction.

31. LANDLORD'S RESERVED RIGHTS. Without notice and without liability to Tenant, Landlord shall have the right to (i) grant utility easements or other easements in, or replat, subdivide or make other changes in the legal status of, the land underlying the Building or the Project as Landlord shall deem appropriate in its sole discretion, provided such grant or changes do not substantially interfere with Tenant's use of the Leased Premises for the Permitted Purpose; (ii) sell the Building or the Project (or any portion(s) thereof) and assign this Lease and deliver the Deposit to the Purchaser, and upon such assignment and delivery Landlord shall be released from all of its obligations under this Lease and Tenant agrees to attorn to such Purchaser, or any other successor or assign of Landlord through foreclosure or deed in lieu of foreclosure or otherwise, and to recognize such person as successor Landlord under this Lease; (iii) add to or take away from the Project any building(s) or portion(s) thereof (in which event, Total Square Footage and Tenant's Pro Rata Share shall be adjusted accordingly); (iv) change the name or street address of the Building or the Project; (v) install and maintain signs on and in the Building and the Project; and (vi) make such rules and regulations, in the sole judgment of the Landlord, may be needed from time to time for the safety of the tenants, the care and cleanliness of the Building and the Project and the preservation of good order therein.

32. ESTOPPEL CERTIFICATE. Within 10 days after request therefor by Landlord, tenant shall execute (in recordable form) and deliver a certificate to any proposed lender or purchaser, or to Landlord, together with a true and correct copy of this Lease, certifying (with such exceptions or modifications as may be the case) (i) that this Lease is in full force and effect without modification, (ii) the amount, if any, of Security Deposit paid by tenant to Landlord, (iii) that Landlord has performed all of its obligations due to be performed under this Lease and that there are no defenses, counterclaims, deductions or offsets outstanding or other excuses for Tenant's performance under this Lease, and (iv) any other fact reasonably requested by Landlord or such proposed lender or purchaser. Landlord may present to tenant a form of such certificate, and Tenant's failure to properly execute and deliver such form of certificate (with such exceptions or modifications noted therein as may be asserted by tenant in good faith) within ten days after request therefor shall be conclusive upon tenant as to the truth of all statements contained therein as presented by Landlord.

33. ACCORD AND SATISFACTION. No receipt and retention by Landlord of any payment tendered by Tenant in connection with this Lease shall give rise to or support or constitute an accord and satisfaction, or a compromise or other settlement, notwithstanding any accompanying statement, instruction or other assertion to the contrary (whether by notation on a check or in a transmittal letter or other), unless Landlord, in a separate writing duly executed by Landlord, agrees. Landlord may receive and retain, absolutely and for itself, any and all payments so tendered, notwithstanding any accompanying instructions by tenant to the contrary. Landlord will be entitled to treat any such payments as being received on account of any item or items of Rent, interest, expense or damage due in connection herewith, in such amounts and in such order as Landlord may determine at its sole option.

34. SEVERABILITY. The parties intend this Lease to be legally valid and enforceable in accordance with all of its terms to the fullest extent permitted by law. If any term hereof shall be invalid or unenforceable, the parties agree that such term shall be stricken from this Lease, the same as if it never had been contained herein. Such invalid or unenforceability shall not extend to any other term of this Lease, and the remaining terms hereof shall continue in effect to the fullest extent permitted by law, the same as if such stricken term never had been contained herein. The above notwithstanding, if any term of this Lease shall be invalid or unenforceable, and if striking such term from this Lease would substantially and adversely affect the amount of Rent to be received by Landlord or the nature of its obligations to Tenant, or otherwise affect the economic bargain agreed to by Landlord in this Lease, Landlord shall have the option to terminate this Lease upon not less than 30 days' notice to Tenant.

35. SUBORDINATION. The rights of Tenant hereunder are and shall be, at the election of any lender, subject and subordinate to the lien of any mortgage or mortgages, or the lien resulting from any other method of financing or refinancing, now or hereafter in force against the Building or the Project (or any portion(s) thereof), and to all advances made or hereafter to be made upon the security thereof ("Superior Instruments"). If requested, Tenant agrees to execute whatever documentation may be required to further effect the provisions of this Paragraph.

36. DEFAULT INTEREST. All amounts owing to Landlord under this Lease for which the date of payment is not expressly fixed, shall be paid within ten (10) days after the date Landlord renders appropriate statements of account. Tenant shall pay Landlord interest on any delinquent Rent or other sums owing under this Lease at a rate equal to the lesser of (i) eighteen percent (18%) per annum or (ii) the highest annual rate of interest then allowed by law, from the date due (regardless of whether there exist any cure periods provided in this Lease) until paid.

37.   TIME. Time is of the essence hereof.

38. APPLICABLE LAW. This Lease shall be construed according to the laws of the State of Florida within which the Leased Premises is located.

39. BROKER INDEMNIFICATION. As part of the consideration for the granting of this Lease, Tenant represents and warrants to the Landlord that no Broker or Agent negotiated or was instrumental in negotiating or consummating this Lease except the Managing Agent and the Broker of Record, and Tenant agrees to indemnify Landlord against any loss, expense (including legal expenses), cost or liability incurred by Landlord as a result of a claim by any other broker or finder.

40. BINDING EFFECT: GENDER. This Lease shall be binding upon and inure to the benefit of the parties and their successors and assigns. It is understood and agreed that the terms "Landlord" and "Tenant" and verbs and pronouns in the singular number are uniformly used throughout this Lease regardless of gender, number or fact of incorporation of the parties hereto.

41. RADON GAS. Radon is a naturally occurring radioactive gas that, when it has accumulated in a building in sufficient quantities, may present health risks to persons who are exposed to it over time. Levels of radon that exceed federal and state guidelines have been found in buildings in Florida. Additional information regarding radon and radon testing may be obtained from your County Public Health Unit.

            This Lease is executed as of the date first written above.

            WITNESSES:                  LANDLORD

                                        DYNACS PROPERTIES, INC.

            /s/ Veronica M. Fleming     BY: /s/ [ILLEGIBLE]
            -----------------------     ----------------------------------------

            /s/ [ILLEGIBLE]             ITS: /s/ [ILLEGIBLE]
            -----------------------     ----------------------------------------


            WITNESSES:                  TENANT:

                                        DYNACS ENGINEERING

            /s/ Kathy Simdez            BY: /s/ Judy D. Hess
            -----------------------     ----------------------------------------

            /s/ Pat McGovern            ITS: Agent
            -----------------------     ----------------------------------------

      Where Tenant is a corporation, this Lease shall be signed by a President or Vice President and Secretary or Assistant Secretary of Tenant. Any other signatories shall require a certified corporate resolution attesting to the fact. In addition, personal guarantees will be required.

      This Lease shall be effective only when it is signed by both the Landlord and the Tenant. The Tenant submission of a signed Lease for review by Landlord does not give the Tenant any interest, right or option in the Leased Premises.

                                   3rd. FLOOR

                               [GRAHPIC OMITTED]

                                   2nd. FLOOR

                               [GRAPHIC OMITTED]

                                   1st. FLOOR

                                [GRAPHIC OMITTED]